EXHIBIT NO#
AGREEMENT

This Agreement is made and entered as of the __ day of January, 2005, by and between International Microcomputer Software, Inc., a California corporation ("IMSI") Digital Creative Development Corporation, a Delaware corporation ("DCDC"), and Multi Mag Corporation having an address at 15 Point Road, Bellport, New York ("Purchaser").

Whereas, IMSI is the holder of a 15% Promissory Note originally issued in the principal amount of $350,000 by DCDC on September 18, 2003, and modified by an Agreement (the "Modification Agreement") by and between IMSI and DCDC dated September 18, 2004 (the Promissory Note as modified hereinafter referred to as the "Note") and upon which a current principal balance of $325,000 is outstanding; and

Whereas, IMSI's rights under the Note are secured pursuant to a Pledge and Security Agreement by and between DCDC and IMSI, dated September 18, 2003, as modified by the Modification Agreement (the Pledge and Security Agreement as modified hereinafter referred to as the "Pledge Agreement"); and

Whereas, pursuant to the Pledge Agreement, DCDC has pledged to IMSI collateral consisting of 400,000 shares of IMSI common stock represented by Certificate No. Ms 14780 (the "IMSI Stock") and 304,250 shares of Series A Preferred stock of Access Propeller Holdings, Inc. (the "AP Stock") represented by Certificate No. PA4 (the IMSI Stock and AP Stock hereinafter referred to collectively as the "Collateral"); and

Whereas, Purchaser has agreed to purchase and IMSI has agreed to sell to Purchaser the Note and all of IMSI's rights under the Pledge Agreement;

Now therefore, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Purchase and Sale of the Note and Rights Under the Pledge Agreement. IMSI has agreed to sell, transfer and assign to Purchaser, and Purchaser has agreed to Purchase from IMSI, the Note and all of IMSI's rights pursuant to the Pledge Agreement.

2. DCDC's Consent to Sale of Note and Assignment of Rights Pursuant to Pledge Agreement. As an inducement to Purchaser to purchase the Note and rights pursuant to the Pledge Agreement from IMSI, DCDC hereby confirms its consent to such sale and assignment, and agrees that it shall hereafter treat Purchaser as the "Payee" under the Note, as if Purchaser had been named Payee in the Note. DCDC further acknowledges hereby its consent to the assignment of the Pledge Agreement by IMSI to Purchaser, as required by Section 14 of the Pledge Agreement.

3. Purchaser's Representations. Purchaser hereby represents and warrants to IMSI that:

a) Purchaser is purchasing the Note for investment and not with a view to the distribution thereof;

b) Purchaser understands that the IMSI Stock, if actually acquired by Purchaser by foreclosure pursuant to the Pledge Agreement, will have been acquired from an Affiliate of IMSI, as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). Purchaser represents and warrants to IMSI that Purchaser is not purchasing the Note and rights under the Pledge Agreement for the purpose of acquiring the IMSI Stock. Further, Purchaser acknowledges its understanding that, in the event it should foreclose upon the Collateral and thereby acquire the IMSI Stock, such stock will be "restricted securities" as defined in Rule 144(a)(3) and may only be sold by it in compliance with the conditions pertaining to resale of restricted securities as provided in Rule 144, or pursuant to an exemption from the registration requirements of the Act. Purchaser understands and agrees that, prior to its resale of the IMSI Stock, IMSI may require Purchaser to provide it with an opinion of counsel to the effect that such sale may be effected with violation of the Act or any of the rules and regulations promulgated by the Securities and Exchange Commission pursuant to the Act.

c) Purchaser understands that the AP Stock represents an interest in a closely held Delaware corporation and, as such, there is no public market for such stock, nor is it likely that any such market will develop in the foreseeable future. Purchaser has made its own investigation as to the financial condition and prospects of Access Propeller Holdings, Inc. ("AP"), and Purchaser acknowledges that it has received no financial or other information concerning AP from IMSI, except as specifically set forth herein.

4. Miscellaneous.

a) This agreement, including the documents and instruments referred to herein, constitutes the entire agreement by and among the parties, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto, or any of them, with respect to the subject matter hereof.
b) This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

c) Any notice required or permitted hereunder shall be given in writing and shall be deemed to have been duly given when personally delivered, or two days after deposit in the United States mail, first class postage prepaid, addressed to the party to whom notice is given at the address set forth on the signature page hereof. Any party may change its address for notice by a notice given in the manner set forth herein.

d) This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one document.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers as of the day and year first set forth above.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.	DIGITAL CREATIVE DEVELOPMENTCORPORATION
100 Rowland Way Suite 300	1325 Avenue of the Americas, 26th Floor
Novato, California 94945	New York, New York 10019

By	By

MULTI MAG CORPORATION
15 Point Road,
Bellport, New York

By